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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 2000
                                                            FILE NO.:   -
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 21, 2000


                          JLK DIRECT DISTRIBUTION INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER 1-13059

         PENNSYLVANIA                                  23-2896928
 (State or other jurisdiction            (I.R.S. Employer Identification No.)
       of incorporation)



                               1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                        LATROBE, PENNSYLVANIA 15650-0231
              (Address of registrant's principal executive offices)


       Registrant's telephone number, including area code: (724) 539-5000



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ITEM 5.  OTHER EVENTS

     On November 16, 2000, JLK Direct Distribution Inc. ("JLK") successfully completed its cash tender offer to acquire all of the outstanding shares of its Class A Common Stock for $8.75 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 3, 2000, as amended and supplemented by the Press Release dated November 1, 2000 and the Supplement to the Offer to Purchase dated November 7, 2000, and in the related Letter of Transmittal (collectively, the "Offer").

     The Offer expired at 12:00 midnight, Eastern time, on November 15, 2000. Based upon the final count of the Depositary, a total of 4,129,353 shares were properly tendered and not withdrawn prior to the expiration of the tender offer. After giving effect to the purchase of the shares tendered, Kennametal Inc. ("Kennametal") beneficially owned approximately 99.2% of the outstanding shares of JLK's common stock.

     On November 21, 2000, in accordance with the merger agreement, dated as of September 8, 2000, among JLK, Kennametal and Pegasus Acquisition Corporation, a wholly owned subsidiary of Kennametal ("Pegasus"), JLK consummated a merger with Pegasus whereby JLK became a wholly owned subsidiary of Kennametal. In the merger, shares of JLK Class A Common Stock that were not tendered in the tender offer (other than those held by Kennametal or Pegasus) were converted into the right to receive $8.75 in cash.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2000

                                          JLK DIRECT DISTRIBUTION INC.


                                          By: /s/ S. B. DUZY, JR.
                                             ----------------------------------
                                          Name:  S. B. Duzy, Jr.

                                          Title: Acting Chief Operating Officer